Exhibit 10.3

Execution Version

CEI SECURED GUARANTY

GUARANTY (this “Guaranty”), dated as of February 26, 2004, made by Cogentrix Energy, Inc., a Delaware corporation (the “Guarantor”), in favor of the Guarantied Parties referred to below.

W I T N E S S E T H:

WHEREAS, Cogentrix Delaware Holdings, Inc., a Delaware corporation (the “Borrower”), has entered into a Credit Agreement, dated as of February 26, 2004, with the financial institutions party thereto and BNP Paribas, as Administrative Agent for said financial institutions (said Agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”, and capitalized terms not defined herein but defined therein being used herein as therein defined); and

WHEREAS, the Guarantor owns beneficially and of record 100% of the issued and outstanding capital stock of the Borrower; and

WHEREAS, it is a condition precedent under the Credit Agreement to the making of Loans and the issuance of Letters of Credit that the Guarantor shall have executed and delivered this Guaranty; and

WHEREAS, the Lenders, the Issuer, the Collateral Agent and the Administrative Agent are herein referred to as the “Guarantied Parties”;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make Loans and the Issuer to issue Letters of Credit, the Guarantor hereby agrees as follows:

Section 1. Guaranty.

(a) The Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of, and the performance of, all of the Obligations of the Borrower under the Credit Agreement and each of the other Financing Documents incurred for working capital purposes, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, and any and all expenses (including, without limitation, reasonable counsel fees and expenses) incurred by any of the Guarantied Parties in enforcing any rights under this Guaranty (collectively, the “Guarantied Obligations”). Notwithstanding anything contained in this Guaranty to the contrary, the aggregate principal amount of the Guarantied Obligations at any one time outstanding that are guarantied hereby shall not exceed $50,000,000. This Guaranty is an absolute guaranty of payment and performance and not a guaranty of collection.

(b) This Guaranty is the “CEI Secured Guaranty,” as defined in the Credit Agreement.

(c) The Guarantor acknowledges and confirms that (i) the Guarantied Parties are also the beneficiaries of the CEI Unsecured Guaranty and the Subsidiary Guaranty, and (ii) the Guarantied Parties may enforce their respective rights hereunder and thereunder in any order in their sole and absolute discretion.

Section 2. Guaranty Absolute.

The Guarantor guaranties that the Guarantied Obligations will be paid and performed strictly in accordance with the terms of the Credit Agreement, the Notes and the other Financing Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any Guarantied Obligation of any other Credit Party under any Financing Document, by operation of law or otherwise;

(b) any lack of validity or enforceability of any Financing Document or any other agreement or instrument relating thereto;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guarantied Obligations or any other Obligations of the Borrower under the Financing Documents, or any other amendment or waiver of or any consent to departure from any Financing Document, including, without limitation, any increase in the Guarantied Obligations resulting from the extension of additional credit to the Borrower or otherwise;

(d) any taking, exchange, release, impairment, invalidity or nonperfection of any Collateral;

(e) any manner of application of the Collateral or proceeds thereof, to all or any of the Guarantied Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guarantied Obligations or any other Obligations of the Credit Parties under the Financing Documents, or any other property or assets of the Credit Parties or any of their Subsidiaries;

(f) any failure by the Administrative Agent, the Collateral Agent or any other Guarantied Party to disclose to any Credit Party any information relating to the financial condition, operations, properties or prospects of any other Credit Party now or hereafter known to the Administrative Agent, the Collateral Agent or such Guarantied Party, as the case may be;

(g) any change in the corporate existence, structure or ownership of any Credit Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Credit Party or its assets or any resulting release or discharge of any obligation of any other Credit Party contained in any Financing Document;

(h) the existence of any claim, set-off or other rights which the Guarantor may have at any time against any other Credit Party, the Administrative Agent, the Collateral Agent,

any other Guarantied Party or any other Person, whether in connection herewith or with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(i) any invalidity or unenforceability relating to or against any other Credit Party for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Credit Party of the principal of or interest on any Note or any other amount payable by it under any Financing Document; or

(j) any other act or omission to act or delay of any kind by any Credit Party, the Administrative Agent, the Collateral Agent, any other Guarantied Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations hereunder.

Section 3. Waiver.

(a) The Guarantor hereby (i) waives (A) promptness, diligence, notice of acceptance and any and all other notices with respect to any of the Guarantied Obligations or this Guaranty, (B) any requirement that any of the Guarantied Parties protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral, (C) until such time as the Guarantied Obligations have been paid in full and the commitments to make additional extensions of credit under the Financing Documents have been terminated, the filing of any claim with a court in the event of receivership or bankruptcy of the Borrower, (D) protest or notice with respect to nonpayment of all or any of the Guarantied Obligations, (E) the benefit of any statute of limitation, (F) all demands whatsoever (and any requirement that same be made on the Borrower as a condition precedent to the Guarantor’s obligations hereunder); and (ii) covenants and agrees that this Guaranty will not be discharged except by complete performance of the Guarantied Obligations and any other obligations of the Guarantor contained herein.

(b) If, in the exercise of any of its rights and remedies, any of the Guarantied Parties shall forfeit any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against the Borrower or any other Person, whether because of any applicable law pertaining to “election of remedies” or the like, the Guarantor hereby consents to such action by such Guarantied Party and waives any claim based upon such action. Any election of remedies which results in the denial or impairment of the right of such Guarantied Party to seek a deficiency judgment against the Borrower shall not impair the obligation of the Guarantor to pay the full amount of the Guarantied Obligations or any other obligation of the Guarantor contained herein.

(c) In the event any of the Guarantied Parties shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or under any of the Financing Documents, such Guarantied Party may bid all or less than the amount of the Guarantied Obligations and the amount of such bid need not be paid by such Guarantied Party but shall be credited against the Guarantied Obligations. The amount of the successful bid at any such sale, whether such Guarantied Party or any other Person is the successful bidder, shall be deemed to be the Fair Market Value of the Collateral and the difference between such bid amount and the remaining balance of the Guarantied Obligations shall be deemed to be the amount of the Guarantied Obligations guarantied under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which any of the Guarantied Parties might otherwise be entitled by reason of such bidding at any such sale.

(d) The Guarantor agrees that notwithstanding the foregoing and without limiting the generality of the foregoing if, after the occurrence and during the continuance of an Event of Default, the Guarantied Parties are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Guarantied Obligations, to collect interest on the Guarantied Obligations, or to enforce or exercise any other right or remedy with respect to the Guarantied Obligations, or the Collateral Agent is prevented from taking any action to realize on the Collateral, the Guarantor agrees to pay to the Administrative Agent for the account of the Guarantied Parties, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Guarantied Parties.

(e) The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and of each other guarantor of all or any part of the Guarantied Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations or any part thereof, that diligent inquiry would reveal. The Guarantor hereby agrees that the Guarantied Parties shall have no duty to advise the Guarantor of information known to any of the Guarantied Parties regarding such condition or any such circumstance. In the event that any of the Guarantied Parties in its sole discretion undertakes at any time or from time to time to provide any such information to the Guarantor, such Guarantied Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which, pursuant to accepted or reasonable banking or commercial finance practices, such Guarantied Party wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

(f) The Guarantor consents and agrees that the Guarantied Parties shall be under no obligation to marshal any assets in favor of the Guarantor or otherwise in connection with obtaining payment of any or all of the Guarantied Obligations from any Person or source.

Section 4. No Subrogation Etc.

The Guarantor agrees that it shall have no right of subrogation, contribution or reimbursement against the Borrower or any other Guarantor by reason of this Guaranty or by any payment made hereunder until the date upon which all the Commitments under the Credit Agreement have been terminated, all Loans thereunder have been repaid in full, all Letters of Credit issued under the Credit Agreement have been terminated (or cash collateralized or back-stopped in a manner satisfactory to the Issuer in its reasonable discretion) and all Secured Obligations outstanding under each of the Financing Documents then due and payable have been paid in full (the “Termination Date”).

Section 5. Amendments, Etc.

No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor herefrom shall in any event be effective unless the same shall be in writing, approved by the Required Lenders and signed by the Administrative Agent and, in the case of an amendment, the Guarantor, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Guarantied Parties, limit the liability of the Guarantor or postpone any date fixed for payment hereunder.

Section 6. Addresses for Notices.

All written notices, requests and other communications to any party hereunder (including bank wire, telex, facsimile transmission or similar writing) shall be given to such party at its address or telex or facsimile transmission number set forth in the Credit Agreement. Each such notice, request or other communication shall be effective (a) if given by telex, when such telex is transmitted to the telex number specified in the Credit Agreement and the appropriate answerback is received; (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (c) when telecopied with confirmation or (d) if given by any other means, when delivered at the address specified in or pursuant to Section 11.01 of the Credit Agreement.

Section 7. No Waiver; Remedies.

(a) No failure on the part of any Guarantied Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or any of the other Financing Documents.

(b) Failure by any of the Guarantied Parties at any time or times hereafter to require strict performance by the Borrower, the Guarantor or any other Person of any of the provisions, warranties, terms or conditions contained in any of the Financing Documents now or at any time or times hereafter executed by the Borrower, the Guarantor or such other Person and delivered to any of the Guarantied Parties shall not waive, affect or diminish any right of any of the Guarantied Parties at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of any of the Guarantied Parties or any agent, officer, employee of any of the Guarantied Parties.

(c) No waiver by the Guarantied Parties of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any of the Guarantied Parties permitted hereunder shall in way affect or impair any of the rights of the Guarantied Parties or the obligations of the Guarantor under this Guaranty or under any of the other Financing Documents. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Guarantied Obligations shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

Section 8. Right of Set-Off.

Upon the occurrence and during the continuance of any Event of Default, each of the Guarantied Parties is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Guarantied Party to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Guarantied Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Each of the Guarantied Parties agrees promptly to notify the Guarantor after any such set-off and application made by such Guarantied Party; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Guarantied Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Guarantied Party may have.

Section 9. Continuing Guaranty; Transfer of Notes.

This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the Termination Date, (b) be binding upon the Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Guarantied Parties and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), any of the Guarantied Parties may assign or otherwise transfer any Note held by it or Guarantied Obligations owing to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Guarantied Party herein or otherwise with respect to such of the Notes and Guarantied Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section 11.06 of the Credit Agreement in respect of assignments.

Section 10. Reinstatement.

This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guarantied Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Guarantied Obligations or such part thereof, whether as a “voidable preference”, “fraudulent transfer”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guarantied Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 11. GOVERNING LAW.

THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12. Severability.

Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Guaranty.

Section 13. SUBMISSION TO JURISDICTION; JURY TRIAL.

(a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty and the other Financing Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty in the courts of any jurisdiction.

(b) The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty to which it is or is to be a party in any New York State or federal court. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(c) THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY, THE LOANS OR THE ACTIONS OF ANY LENDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Section 14. Section Titles.

The Section titles contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Guaranty.

Section 15. Execution in Counterparts.

This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Guaranty. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

Section 16. Miscellaneous.

All references herein to the Borrower or to the Guarantor shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower or the Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer on the date first above written.

COGENTRIX ENERGY, INC.

By:	/s/ John W.O’Connor
Title:	Vice President—Finance and Treasurer

ADDRESS FOR NOTICES:

9405 Arrowpoint Boulevard
Charlotte, North Carolina 28273-8110
Attention: General Counsel
Telecopy: 704-529-1006
Telephone: 704-525-3800

ACCEPTED AND AGREED TO:

BNP PARIBAS, as Administrative Agent, on behalf of each of the Guarantied Parties

By:	/s/ Andrew S. Platt
Title:	Vice President

By:	/s/ Christophe Bernard
Title:	Vice President